UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125
New York, New York 10119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2011, Globe Specialty Metals, Inc. (the “Company”) and Mr. Malcolm Appelbaum, the Company’s Chief Financial Officer, entered into an employment agreement, following approval by the Compensation Committee of the Company’s Board of Directors.  In accordance with the agreement, Mr. Appelbaum continues to serve as the Company’s Chief Financial Officer. The agreement provides for a three year and four month term, effective as of September 1, 2011.  At the end of the term, the term will automatically be extended for successive one year periods, unless either the Company or Mr. Appelbaum has provided the other with at least 90 days prior written notice of its or his intention to allow the agreement to expire.

Mr. Appelbaum’s annual base salary shall be $350,000, subject to any increase as determined by the Compensation Committee.  In connection with entering into the agreement, Mr. Appelbaum was awarded a cash bonus of $84,009 payable by the end of 2011, 20,380 restricted stock units vesting December 31, 2014 and 61,136 stock options exercisable at $14.72 per share, vesting December 31, 2014.  The agreement also provides for the payment of a performance bonus (“Performance Bonus”) calculated as follows:

•  The amount for each of the calendar years 2012, 2013 and 2014 shall be calculated as the sum of (a) 0.1% of “modified EBITDA” for such year and (b) 0.025% of “modified free cash flow” for such calendar year, subject to a maximum of $250,000.

•  The amount for the period of January 1, 2012 through December 31, 2012 shall be increased by an additional $175,000 if 80% of “modified EBITDA” plus 20% of “modified free cash flow” for such calendar year exceeds $175,000,000.

•  The amount for the period of January 1, 2013 through December 31, 2013 shall be increased by an additional $200,000 if 80% of “modified EBITDA” plus 20% of  “modified free cash flow” for such calendar year exceeds $200,000,000.

•  The amount for the period of September 1, 2011 through December 31, 2011 shall be calculated as the sum of (a) 0.0333% of “modified EBITDA” for the period of January 1, 2011 through December 31, 2011 and (b) 0.0083% of “modified free cash flow” for such period, subject to a maximum of $83,333.

“Modified EBITDA” and “modified free cash flow” have the same definitions as used in the Company’s 2012 Long-Term Incentive Plan.  In addition to the Performance Bonus, Mr. Appelbaum is also entitled to an additional annual bonus of up to $195,000 with respect to 2012, 2013 and 2014, based on achieving certain individual performance goals to be adopted by the Compensation Committee in consultation with the executive chairman and the chief executive officer with respect to such years.

Mr. Appelbaum is also eligible for bonuses pursuant to the Company’s 2012 Long-Term Incentive Plan (“Incentive Awards”). Furthermore, Mr. Appelbaum is entitled to certain insurance and leave benefits. The agreement requires Mr. Appelbaum to protect the confidentiality of the Company’s proprietary and confidential information and it further provides, if he is terminated for cause, resigns without good reason or is terminated or resigns in connection with a change of control, that for two years after termination he will not directly compete with the Company, seek to solicit the customers or hire the Company’s employees.

If Mr. Appelbaum’s employment terminates by reason of his death or disability, he would be entitled to payment of all vested and unvested Incentive Awards and pro rata payment of the Performance Bonus and Incentive Awards for the then current plan year. If Mr. Appelbaum’s employment is terminated without cause or if he resigns for good reason, he would be entitled to receive the foregoing items plus a lump sum severance payment comprised of (a) his annual base pay and (b) the value of any Performance Bonus and Incentive Awards granted or vested during the last calendar year, with the value of any shares subject to such awards valued as of the date of employment termination, and the pre-tax cost of 12 months’ COBRA coverage for himself and his family under the Company’s health plans. Nonrenewal of the term by the Company (other than for cause) shall entitle Mr. Appelbaum to payment of all vested Incentive Awards, payment of the unvested Incentive Awards as their time vesting schedules are completed, and pro rata payment of the Performance Bonus and Incentive Awards that would have been awarded had the employment termination not occurred in the then current plan year through the date of employment termination.  In addition, if Mr. Appelbaum’s employment is terminated by the Company during the six-month period before or the two-year period after a change of control of the Company as defined in the agreement (the “Protection Period”) (other than for cause, disability or as a result of his death), or if he terminates his employment during the Protection Period for good reason, Mr. Appelbaum shall be entitled to the same payments as upon termination without cause or for good reason, except that the lump sum severance payment shall be an amount equal to two times the sum of his average base pay and his average Performance Bonus and Incentive Awards for the past five years. If the payments to Mr. Appelbaum upon termination following a change of control would be subject to the excise tax under Section 4999 of the Internal Revenue Code, a nationally recognized certified public accounting firm selected by the Company shall determine whether to reduce the payments so that the value shall not exceed the safe harbor amount specified in Section 280G(b)(3) of the Code.  The payments shall be reduced if the accounting firm determines that Appelbaum would receive a greater net-after tax amount if the aggregate payments were so reduced.

Under the agreement, “good reason” means: a material reduction of compensation, the assignment of duties substantially inconsistent with, or a reduction of, Mr. Appelbaum’s responsibilities then in effect, a requirement that Mr. Appelbaum report to anyone other than the Chief Executive Officer, the Chairman or the Board or a material breach of the agreement, and “cause” means the conviction of or entry of nolo contendere by Mr. Appelbaum to any felony (excluding a felony arising on account of vicarious liability or a moving violation) or any crime involving material fraud or embezzlement or a breach of the agreement after written notice and thirty days opportunity to cure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.

Dated: December 2, 2011	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer